UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HEALTH SCIENCES ACQUISITIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.0001 per share
	(2)	Aggregate number of securities to which transaction applies:
43,000,000 shares of Common Stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed maximum aggregate value of the transaction was calculated based on $9.96 per share (the average of the high and low prices reported on the Nasdaq Capital Market on September 25, 2019).
	(4)	Proposed maximum aggregate value of transaction:
$428,280,000
	(5)	Total fee paid:
$55,590.74
☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HEALTH SCIENCES ACQUISITIONS CORPORATION

412 West 15th Street, Floor 9
New York, NY 10011
Telephone: (646) 593-7999

In connection with its special meeting of stockholders to be held on December 16, 2019, Health Sciences Acquisitions Corporation (“HSAC”) is filing these additional definitive materials to report the purchase of shares of common stock of HSAC by the RTW Entities and Roivant Sciences Ltd., and hereby updates the following footnotes that appear on page 202 of the definitive proxy statement filed by HSAC with the Securities and Exchange Commission on November 29, 2019:

(3) Includes 10,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at any time at the option of the holder into one share of common stock. RSL will own all of the authorized and outstanding shares of Series A Preferred Stock upon closing of the Business Combination, and will be entitled to elect a specified number of directors to the Combined Company’s board of directors. See the sections titled “The Amendment Proposal” and “Description of the Combined Company’s Securities.” Sakshi Chhabra, Andrew Lo, Patrick Machado, Keith Manchester, M.D., Ilan Oren and Vivek Ramaswamy are the members of the board of directors of RSL and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by this entity. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The principal business address of RSL is Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom. Subsequent to September 30, 2019, RSL purchased 485,000 HSAC Shares.

(6) Consists of shares owned by RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. Roderick Wong M.D. has voting and dispositive power over the shares owned by the RTW Entities. As of November 26, 2019, the RTW Entities owned 284,109 HSAC Shares. Subsequent to November 26, 2019, the RTW Entities purchased an additional 618,389 HSAC Shares.